Exhibit 32.1

CERTIFICATIONS PURSUANT TO

18 U.S.C. §1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Silicon Graphics International Corp. (the “Company”) for the quarter ended June 26, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Mark J. Barrenechea, Chief Executive Officer of the Company, and James D. Wheat, Chief Financial Officer of the Company, each hereby certifies, to the best of his or her knowledge, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report, to which this Certification is attached as Exhibit 32.1, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 10, 2009

In Witness Whereof, the undersigned have set their hands hereto as of the 10th day of August, 2009

/s/ Mark J. Barrenechea	/s/ James D. Wheat
Mark J. Barrenechea CEO and President	James D. Wheat Chief Financial Officer

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934 (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.